Exhibit 10(b)

Form of

RESTRICTED STOCK AWARD AGREEMENT

under the

NEXTERA ENERGY, INC. AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN
This Restricted Stock Award Agreement (“Agreement”), between NextEra Energy, Inc. (hereinafter called the “Company”) and ___________________ (hereinafter called the “Grantee”) is dated ___________________. All capitalized terms used in this Agreement which are not defined herein shall have the meanings ascribed to such terms in the NextEra Energy, Inc. 2011 Long Term Incentive Plan, as amended from time to time (the “Plan”).
1.    Grant of Restricted Stock Award. The Company hereby grants to the Grantee _________ shares of Stock, which shares (the “Awarded Shares”) shall be subject to the restrictions set forth in sections 2, 3 and 4 hereof, as well as all other terms and conditions set forth in this Agreement and in the Plan. The par value of the Awarded Shares shall be deemed paid by the promise by the Grantee to perform future Service to the Company or an Affiliate. Subject to the terms of section 3(d) hereof, the Grantee shall have the right to receive dividends on the Awarded Shares as and when paid.
2.    Vesting–Restrictions and Limitations. (a) Subject to the limitations and other terms and conditions set forth in this Agreement and in the Plan, the Awarded Shares shall vest, the Company shall remove all restrictions from the Awarded Shares and the Grantee shall obtain unrestricted ownership of the Awarded Shares in accordance with the schedule set forth below:

•
___ shares on the later to occur of (i) the date which is [1 year following grant], or (ii) the date on which the Committee makes the certification described in section 2(b)(i) hereof (the “First Vest”);

•
___ shares on the later to occur of (i) the date which is [2 years following grant], or (ii) the date on which the Committee makes the certification described in section 2(b)(ii) hereof (the “Second Vest”); and

•
___ shares on the later to occur of (i) the date which is [3 years following grant], or (ii) the date on which the Committee makes the certification described in section 2(b)(iii) hereof (the “Final Vest”).

The period from the Grant Date of any Awarded Shares through the date immediately preceding the date on which such Awarded Shares vest shall, with respect to such Awarded Shares, be hereinafter referred to as the “Restricted Period.”
(b)    Notwithstanding the provisions of section 2(a) hereof,
(i)    The First Vest shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the performance target established by the Committee for purposes of this Agreement (such performance target being hereinafter referred to as the “Performance Target”), for [year of grant] has been achieved.  If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, [following year], then the Grantee shall forfeit the right to the Awarded Shares subject to the First Vest, and such Awarded Shares shall be cancelled.
(ii)    The Second Vest shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the Performance Target for [year following year of grant] has been achieved. If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, [following year], then the Grantee shall forfeit the right to the Awarded Shares subject to the Second Vest, and such Awarded Shares shall be cancelled.
(iii)    The Final Vest shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the Performance Target for [two years following year of grant] has been achieved. If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, [following year], then the Grantee shall forfeit the right to the Awarded Shares subject to the Final Vest, and such Awarded Shares shall be cancelled.
(c)    Notwithstanding the provisions of sections 2(a), 2(b) and 4 hereof or any other provision of this Agreement or the Plan, if (i) the Grantee is a party to an Executive Retention Employment Agreement with the Company (as amended from time to time, “Retention Agreement”) and has not waived his or her rights, either entirely or in pertinent part, under such Retention Agreement, and (ii) the Effective Date (as defined in the Retention Agreement) has occurred and the Employment Period (as defined in the Retention Agreement) has commenced and has not terminated pursuant to section 3(b) of the Retention Agreement then, so long as the Grantee is then providing Service, the Awarded Shares shall vest upon a Change of Control (as defined in the Retention Agreement), instead of in accordance with the vesting schedule set forth in this section 2.
(d)    Notwithstanding the provisions of sections 2(a), 2(b) and 4 hereof or any other provision of this Agreement or the Plan, if the Grantee is not a party to a Retention Agreement with the Company upon the occurrence of a Change in Control (as defined, as of the date hereof, in the Plan for all purposes of this Agreement), and so long as the Grantee is still providing Service on the date of such occurrence, 50% of the Awarded Shares shall vest upon such Change in Control. The remainder of the Awarded Shares shall remain outstanding (on a converted basis, if applicable) and shall remain subject to the terms and conditions of the Plan. If the Grantee remains in Service from the date of a Change in Control to the date of the first anniversary of such Change in Control, or if prior to the first anniversary of such Change in Control, the Grantee is involuntarily terminated other than for Cause or Disability, the 50% of the Awarded Shares outstanding immediately prior to such Change in Control that did not become vested at the time of such Change in Control shall vest on the earlier of (a) the first anniversary of such Change in Control or (b) the date on which the Grantee’s Service is terminated.
(e)    If as a result of a Change of Control or Change in Control, as applicable, the shares of Stock are exchanged for or converted into a different form of equity security and/or the right to receive other property (including cash), payment in respect of the Awarded Shares shall, to the maximum extent practicable, be made in the same form.
3.    Terms and Conditions. The Awarded Shares shall be registered in the name of the Grantee effective on the Grant Date. The Company shall issue the Awarded Shares either (i) in certificated form, subject to a restrictive legend substantially in the form attached hereto as Exhibit “A” and stop transfer instructions to its transfer agent, and shall provide for retention of custody of the Awarded Shares prior to vesting and/or (ii) in the form of a book-entry or direct registration, subject to restrictions and instructions of like effect. Prior to vesting (and if the Awarded Shares have not theretofore been forfeited in accordance herewith), the Grantee shall have the right to enjoy all shareholder rights (including without limitation the right to receive dividends (subject to forfeiture as more fully set forth below) and to vote the Awarded Shares at all meetings of the shareholders of the Company at which holders of Stock have the right to vote) with the exception that:

(a)	The Grantee shall not be entitled to delivery of unrestricted shares until vesting.

(b)	The Grantee may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Awarded Shares prior to vesting.

(c)
In addition to the provisions set forth in section 4 hereof, a breach by the Grantee of the terms and conditions set forth in this Agreement shall result in the immediate forfeiture of all then unvested Awarded Shares.

(d)
Notwithstanding anything herein to the contrary, if all or a portion of the Awarded Shares do not vest, whether upon the termination of the Grantee’s Service (including without limitation Service to any successors to the Company or an Affiliate), or otherwise (including without limitation if the Company fails to meet one or more Performance Targets established as described in section 2(b) hereof or if the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof), all dividends paid to the Grantee on Awarded Shares which have not vested (and which shall not thereafter vest in accordance with section 4 hereof) shall be forfeited, and shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such dividends accrues.  For purposes hereof, such obligation to repay such dividends shall accrue (1) on such date as the Committee establishes that a Performance Target has not been met, as to all dividends paid on Awarded Shares which are forfeited due to failure to meet such Performance Target; (2) on the date of termination of Service, as to all dividends paid on Awarded Shares which are forfeited upon such termination of Service; and (3) upon forfeiture of unvested Awarded Shares upon a breach by the Grantee of the terms and conditions set forth in this Agreement (including without limitation any such forfeiture occurring after termination of Service).

4.    Termination of Service. Except as otherwise set forth herein, with respect to any Awarded Shares, the Grantee must remain in continuous Service (including to any successors to the Company or an Affiliate) from the effective date of this Agreement through the relevant vesting date for such Awarded Shares as set forth in (or determined in accordance with) section 2 hereof in order for such Awarded Shares to vest and in order to retain the dividends paid prior to vesting with respect to such Awarded Shares. Except as otherwise set forth (a) herein, (b) in the Plan in connection with a Change in Control if the Grantee is not a party to a Retention Agreement, (c) in a Retention Agreement to which the Grantee is a party in connection with a Change of Control (as defined in such Retention Agreement), or [for Mr. Hay only] (d) in the Employment Letter (as hereinafter defined), in the event that the Grantee’s Service (including to any successors to the Company or an Affiliate) terminates for any reason prior to vesting, his or her rights hereunder shall be determined as follows:

(a)
If the Grantee’s termination of Service is due to resignation, discharge, or retirement prior to age 65 not meeting the condition set forth in section 4(c) hereof, all rights to Awarded Shares not theretofore vested (including without limitation rights to dividends not theretofore paid and rights to retain dividends on Awarded Shares which have not theretofore vested, as more fully set forth in section 3(d) hereof) under this Agreement shall be immediately forfeited. Forfeited dividends shall be repaid to the Company within thirty (30) days after the Grantee’s termination of Service.

(b)
If the Grantee’s termination of Service is due to (1) Disability, (2) death or (3) retirement on or after age 65 not meeting the condition set forth in section 4(c) hereof, a pro rata share of the then-unvested portion of the Awarded Shares (determined as follows: (A) with respect to any unvested Awarded Shares included in the First Vest, the product of (x) the quotient (which shall not exceed 1.0) of (a) the total number of full days of the Grantee’s Service completed during the Restricted Period divided by (b) 365, multiplied by (y) such unvested portion of the Awarded Shares, and rounded to the nearest share of Stock; (B) with respect to any unvested Awarded Shares included in the Second Vest, the product of (x) the quotient (which shall not exceed 1.0) of (a) the total number of full days of the Grantee’s Service completed during the Restricted Period divided by (b) 730, multiplied by (y) such unvested portion of the Awarded Shares, and rounded to the nearest share of Stock; and (C) with respect to any unvested Awarded Shares included in the Third Vest, the product of (x) the quotient (which shall not exceed 1.0) of (a) the total number of full days of the Grantee’s Service completed during the Restricted Period divided by (b) 1,095, multiplied by (y) such unvested portion of the Awarded Shares, and rounded to the nearest share of Stock) shall vest (a) in the event of Disability or death, on the date of termination of Service or (b) in the event of retirement on or after age 65 which does not meet the condition set forth in section 4(c) hereof, on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. For purposes of this section 4(b), 0.5 of a share of Stock shall be rounded up to the nearest share. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or any portion of the Awarded Shares, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares. Forfeited dividends shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such dividends accrues.

(c)
If the Grantee’s termination of Service is due to retirement on or after age 50, and if, but only if, such retirement is evidenced by a writing which specifically acknowledges that this provision shall apply to such retirement and is executed by the Company’s chief executive officer (or, if the Grantee is an executive officer, by a member of the Committee or the chief executive officer at the direction of the Committee, other than with respect to himself), the then-unvested portion of the Awarded Shares shall vest on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or a portion of the Awarded Shares, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares. Forfeited dividends shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such dividends accrues.

(d)
If the Grantee's Service is terminated prior to vesting of all or a portion of the Awarded Shares for any reason other than as set forth in sections 4(a), (b) and (c) hereof, or if an ambiguity exists as to the interpretation of those sections, the Committee shall determine whether the Grantee's then-unvested Awarded Shares shall be forfeited or whether the Grantee shall be entitled to full vesting or pro rata vesting as set forth above based upon completed days of service during the Restricted Period, and any Awarded Shares which may vest shall do so on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or a portion of the Awarded Shares, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares. Forfeited dividends shall be repaid to the Company within thirty (30) days after the date on which the Grantee’s obligation to repay such dividends accrues.

[the following applies only to Mr. Hay] Notwithstanding any other provision of this Agreement or the Plan, if the Employment Period (as defined in the Retention Agreement) is not then in effect, and the Grantee terminates Service for Good Reason (as defined in the Grantee’s Amended and Restated Employment Letter with the Company (such Amended and Restated Employment Letter, as amended from time to time, the “Employment Letter”) or the Company terminates the Grantee’s Service without Cause (as defined in the Employment Letter), then the Grantee shall continue to vest in the Awarded Shares on the schedule and otherwise on the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof until the date which is two years after the date on which the Grantee’s Service is terminated. Awarded Shares which are scheduled to vest after the date which is two years after the date on which the Grantee’s Service is terminated in accordance herewith shall be forfeited effective on the date on which the Grantee’s Service is terminated.
5.    Income Taxes. The Grantee shall notify the Company immediately of any election made with respect to this Agreement under Section 83(b) of the Internal Revenue Code of 1986, as amended. Upon vesting and delivery of Awarded Shares to the Grantee, the Company shall have the right to withhold from any such distribution, in order to meet the Company’s obligations for the payment of withholding taxes, shares of Stock with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation relating to such distribution.
6.    Nonassignability. The Grantee's rights and interest in the Awarded Shares may not be sold, transferred, assigned, pledged, exchanged, hypothecated or otherwise disposed of prior to vesting except by will or the laws of descent and distribution.
7.    Effect Upon Employment. This Agreement is not to be construed as giving any right to the Grantee for continuous employment by the Company or a Subsidiary or other Affiliate. The Company and its Subsidiaries and other Affiliates retain the right to terminate the Grantee at will and with or without cause at any time (subject to any rights the Grantee may have under the Grantee’s Retention Agreement [for Mr. Hay only] and the Employment Letter).
8.    Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Grantee and their respective heirs, successors and assigns.

9.    Protective Covenants. In consideration of the Awarded Shares granted under this Agreement, the Grantee covenants and agrees as follows: (the “Protective Covenants”):

(a)
During the Grantee's Service with the Company, and for a two-year period following the termination of the Grantee's Service with the Company, the Grantee agrees not to (i) compete or attempt to compete for, or act as a broker or otherwise participate in, any projects in which the Company has at any time done any work or undertaken any development efforts, or (ii) directly or indirectly solicit any of the Company’s customers, vendors, contractors, agents, or any other parties with which the Company has an existing or prospective business relationship, for the benefit of the Grantee or for the benefit of any third party, nor shall the Grantee accept consideration or negotiate or enter into agreements with such parties for the benefit of the Grantee or any third party.

(b)
During the Grantee's Service with the Company, and for a two-year period following the termination of the Grantee's Service with the Company, the Grantee shall not, directly or indirectly, on behalf of the Grantee or for any other business, person or entity, entice, induce or solicit or attempt to entice, induce or solicit any employee of the Company or its Subsidiaries or other Affiliates to leave the Company's employ (or the employ of such Subsidiary or other Affiliate) or to hire or to cause any employee of the Company to become employed for any reason whatsoever.

(c)
The Grantee shall not, at any time or in any way, disparage the Company or its current or former officers, directors, and employees, orally or in writing, or make any statements that may be derogatory or detrimental to the Company’s good name or business reputation.

(d)
The Grantee acknowledges that the Company would not have an adequate remedy at law for monetary damages if the Grantee breaches these Protective Covenants. Therefore, in addition to all remedies to which the Company may be entitled for a breach or threatened breach of these Protective Covenants, including but not limited to monetary damages, the Company shall be entitled to specific enforcement of these Protective Covenants and to injunctive or other equitable relief as a remedy for a breach or threatened breach. In addition, upon any breach of these Protective Covenants or any separate confidentiality agreement or confidentiality provision between the Company and the Grantee, all the Grantee’s rights to receive theretofore unvested Awarded Shares and dividends relating thereto under this Agreement shall be forfeited.

(e)
For purposes of this section 9, the term “Company” shall include all Subsidiaries and other Affiliates of the Company (such Subsidiaries and other Affiliates being hereinafter referred to as the “NextEra Entities”). The Company and the Grantee agree that each of the NextEra Entities is an intended third-party beneficiary of this section 9, and further agree that each of the NextEra Entities is entitled to enforce the provisions of this section 9 in accordance with its terms.

(f)	Notwithstanding anything to the contrary contained in this Agreement, the terms of these Protective Covenants shall survive the termination of this Agreement and shall remain in effect.

10.    Incorporation of Plan's Terms; Other Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all the provisions of the Plan are also provisions of this Agreement, provided, however, (a) if there is a difference or conflict between the provisions of this Agreement and the mandatory provisions of the Plan, such mandatory provisions of the Plan shall govern, (b) if there is a difference or conflict between the provisions of this Agreement and the non-mandatory provisions of the Plan, the provisions of this Agreement shall govern, and (c) if there is a difference or conflict between the provisions of this Agreement and/or a provision of the Plan with a provision of a Retention Agreement or the Employment Letter, as applicable, such provision of such Retention Agreement or the Employment Letter, as the case may be, shall govern. Any Retention Agreement and the Employment Letter, as applicable, each constitute “another agreement with the Grantee” within the meaning of the Plan (including without limitation sections 17.3 and 17.4 thereof). The Company and Committee retain all authority and powers granted by the Plan and not expressly limited by this Agreement. The Grantee acknowledges that he or she may not and shall not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Agreement.
11.    Interpretation. The Committee shall have the authority to interpret and construe all provisions of this Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or this Agreement, by the Committee shall be final, binding and conclusive, absent manifest error.
12.    Governing Law/Jurisdiction/Waiver of Jury Trial. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. All suits, actions, and proceedings relating to this Agreement or the Plan shall be brought only in the courts of the State of Florida located in Palm Beach County or in the United States District Court for the Southern District of Florida in West Palm Beach, Florida. The Company and the Grantee hereby consent to the personal jurisdiction of the courts described in this section 12 for the purpose of all suits, actions, and proceedings relating to the Agreement or the Plan. The Company and the Grantee each waive all objections to venue and to all claims that a court chosen in accordance with this section 12 is improper based on a venue or a forum non conveniens claim.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

13.    Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Grantee.
14.    Adjustments. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company, then the number of Awarded Shares shall be adjusted proportionately. No adjustment shall be made in connection with the payment by the Company of any cash dividend on its Stock or in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Stock or of securities convertible into Stock.

15.    Data Privacy. By entering into this Agreement, the Grantee: (i) authorizes the Company or any of the NextEra Entities, and any agent of the Company or any of the NextEra Entities administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of the NextEra Entities such information and data as the Company or any such NextEra Entities shall reasonably request in order to facilitate the administration of this Agreement; and (ii) authorizes the Company or any of the NextEra Entities to store and transmit such information in electronic form, provided such information is appropriately safeguarded in accordance with Company policy.
By signing this Agreement, the Grantee accepts and agrees to all of the foregoing terms and provisions and to all the terms and provisions of the Plan incorporated herein by reference and confirms that the Grantee has received a copy of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

NEXTERA ENERGY, INC.

Name:
Title:

Grantee

Exhibit “A”

LEGEND TO BE PLACED ON STOCK CERTIFICATE
The shares represented by this certificate are subject to the provisions of the NextEra Energy, Inc. 2011 Long Term Incentive Plan (the “Plan”) and a Restricted Stock Award Agreement (the “Agreement”) between the holder hereof and NextEra Energy, Inc. and may not be sold or transferred except in accordance therewith. Copies of the Plan and Agreement are kept on file by the Executive Services Department of NextEra Energy, Inc.